UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016 (March 15, 2016)

SharpSpring, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

304 West University Avenue, Gainesville, FL	32601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2016, SharpSpring, Inc. (the “Company”) entered into an Extension Agreement with RCTW, LLC, a Delaware limited liability company, f/k/a SharpSpring (“RCTW”) (the “Extension Agreement”), to extend the April 6, 2016 payment date of the earn out stock component that is due and payable to RCTW under the Asset Purchase Agreement dated August 12, 2014 by and between the Company and RCTW (the “Asset Purchase Agreement”). The Company will pay RCTW $1,000,000, comprising the remainder of the earn out cash component, on April 6, 2016, as originally provided under the Asset Purchase Agreement. Richard Carlson, the Company’s Chief Executive Officer, serves as the President of RCTW.

The Extension Agreement, provides, among other things, that the Company may delay payment to RCTW of the earn out stock component until after the date of the Company’s 2016 annual meeting of stockholders for the purpose, among other things, of obtaining the stockholders’ approval permitting issuance of the earn out stock component to RCTW, so long as such meeting occurs on or before May 27, 2016 and such payment is made within three (3) business days following the date on which stockholder approval is obtained. The number of shares that will comprise the earn out stock component will be calculated under the Asset Purchase Agreement as if the shares were delivered on April 6, 2016.

The foregoing description of the Extension Agreement and the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the form of the Extension Agreement and the Asset Purchase Agreement, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein in their entirety by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Extension Agreement dated March 15, 2016, by and between the Company and RCTW, LLC.

10.2	Asset Purchase Agreement dated August 12, 2014, by and between the Company and RCTW, LLC (incorporated by reference to the Company’s Form 8-K filed on August 15, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SharpSpring, Inc.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: March 16, 2016